Exhibit (e)(8)(viii)

AMENDMENT NO. 7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC - CLASS IA SHARES

AMENDMENT NO. 7 to the Amended and Restated Distribution Agreement (“Amendment No. 7”), dated as of December 9, 2016 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of January 1, 2012, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Changes. The names of EQ/Calvert Socially Responsible Portfolio, EQ/Morgan Stanley Mid Cap Growth Portfolio and EQ/Wells Fargo Omega Growth Portfolio are changed to 1290 VT Socially Responsible Portfolio, AXA/Janus Enterprise Portfolio and AXA/ClearBridge Large Cap Growth Portfolio, respectively.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Brian Winikoff
Name:	Steven M. Joenk	Name:	Brian Winikoff
Title:	Chairman, President and Chief Executive Officer	Title:	Chairman, Chief Executive Officer and Chief Retirement Savings Officer

SCHEDULE A

AMENDMENT NO. 7

TO

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

All Asset Growth – Alt 20 Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Loomis Sayles Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

1290 VT Socially Responsible Portfolio (formerly, EQ/Calvert Socially Responsible Portfolio)

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Equity 500 Index Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

AXA/Janus Enterprise Portfolio (formerly, EQ/Morgan Stanley Mid Cap Growth Portfolio)

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

AXA/ClearBridge Large Cap Growth Portfolio (formerly, EQ/Wells Fargo Omega Growth Portfolio)

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio